Exhibit 10.2
GUARANTY AGREEMENT
     THIS GUARANTY AGREEMENT, dated as of March 9, 2006, among: (1) NEXTERA ENTERPRISES, INC., a Delaware corporation (hereinafter, together with its successors in title and assigns, called the “Parent Company”); (2) W LAB ACQUISITION CORP., a Delaware corporation (hereinafter, together with its successors in title and assigns, called “Borrower”); and (3) the Domestic Subsidiaries of the Parent Company or of the Borrower from time to time party hereto (all of the Domestic Subsidiaries of the Parent Company or of the Borrower from time to time party hereto and bound hereby being hereinafter, together with their successors in title and assigns, called, collectively, the “Subsidiary Guarantors”, and, singly, a “Subsidiary Guarantor”); and (4) NEWSTAR FINANCIAL, INC., as administrative agent and collateral agent for the benefit of Secured Parties (hereinafter, together with its successors as administrative agent and collateral agent for the benefit of Secured Parties, called the “Administrative Agent”). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as that term is defined in Section 1(d) hereof) shall be used herein as therein defined.
RECITALS:
     A. The Parent Company, the Borrower, the several Lenders from time to time party thereto, and NewStar Financial, Inc., as the Administrative Agent for the Lenders, are party to the Credit Agreement, dated as of March 9, 2006, providing for the making of Credit Extensions to the Borrower, all as contemplated and provided thereby.
     B. Each Subsidiary Guarantor from time to time party hereto is a direct or indirect Domestic Subsidiary of the Parent Company or of the Borrower.
     C. It is a condition precedent to the initial Credit Extension made under the Credit Agreement that each of the Parent Company, the Borrower and the Subsidiary Guarantors (the Parent Company, the Borrower and the Subsidiary Guarantors being hereinafter, together with their successors in title and assigns, called, collectively, the “Guarantors”, and, singly, a “Guarantor”) shall irrevocably guarantee all of the Obligations of each of the other Loan Parties under the Loan Documents pursuant to this Guaranty Agreement (as amended, supplemented or otherwise modified from time to time, “this Guaranty Agreement”).
     D. Each Guarantor will obtain substantial direct or indirect financial and other benefits from Credit Extensions made or to be made to the Borrower under the Credit Agreement and the other Loan Documents, and, accordingly, each Guarantor desires to enter into this Guaranty Agreement in order to satisfy the condition precedent described in preceding Recital C and in order to induce Lenders to make Credit Extensions to the Borrower under the Credit Agreement.
     NOW, THEREFORE, in consideration of the foregoing and the substantial direct or indirect financial and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby, jointly and severally, makes the following representations and warranties to the Administrative Agent for the benefit of Secured

Parties and hereby, jointly and severally, covenants and agrees with the Administrative Agent for the benefit of Secured Parties as follows:
     1. (a) Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees to the Administrative Agent for the benefit of each of the Secured Parties the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all of the Guaranteed Obligations (as defined in paragraph (d) of this Section 1), including, without limitation, any and all Guaranteed Obligations that, but for any automatic stay under Section 362(a) of the Bankruptcy Code, would otherwise have become due and payable to any of the Secured Parties upon the terms contained in any of the Loan Documents evidencing or governing any of such Guaranteed Obligations.
     (b) If (and on each occasion that) any one or more of the following events shall at any time occur (each, a “Demand Event”): (i) the Borrower or any of the other Loan Parties shall fail to pay punctually, when due (after expiry of any applicable grace period) under any of the Loan Documents, any of the Guaranteed Obligations; or (ii) any other Event of Default shall occur and be continuing; then the Administrative Agent may, at any time thereafter during the continuation of such Event of Default, make written demand upon each of the Guarantors for payment of all or any part of the unpaid Guaranteed Obligations (each, a “Payment Demand”) in accordance with the terms of the Credit Agreement. The Administrative Agent may make Payment Demands upon each of the Guarantors hereunder at any time and as often as circumstances may require, until all of the Guaranteed Obligations shall have been paid in full and in cash. Each Payment Demand given by the Administrative Agent to the Guarantors pursuant to this paragraph (b) shall: (A) state that it is a demand for payment pursuant to Section 1(b) of this Agreement; (B) identify the Demand Event that has occurred; (C) state the total amount of the unpaid Guaranteed Obligations for which demand is being made in such Payment Demand (the “Total Demand Amount”); and (D) set forth the Administrative Agent’s wire transfer instructions. In the event that the Administrative Agent shall give any Payment Demand to any of the Guarantors pursuant to this paragraph (b), there shall become and be absolutely due and payable by each Guarantor, and each Guarantor, jointly and severally, hereby promises to pay to the Administrative Agent, in accordance with the Administrative Agent’s wire transfer instructions therefor, the Total Demand Amount stated in such Payment Demand.
     (c) Each Guarantor understands, agrees and confirms that the Secured Parties may enforce this Agreement against any Guarantor with respect to any or all of the Guaranteed Obligations of any of the other Loan Parties without proceeding against any other Guarantor or any other Loan Party, against any Collateral or any other security for any of the Guaranteed Obligations, or against any other guarantor under any other guaranty covering all or any portion of any of the Guaranteed Obligations. This Agreement and the guaranty hereby made by each of the Guarantors to the Secured Parties pursuant to paragraph (a) of this Section 1 (herein called, collectively, the “Guaranties” and, singly, with respect to any single Guarantor, a “Guaranty”) shall constitute a guaranty of payment and not of collection only.
     (c) As used herein:
     (i) “Guaranteed Obligations” shall have the meaning assigned to the term “Obligations” in Article 1 of the Credit Agreement.

     (ii) “Credit Agreement” shall mean the Credit Agreement, dated as of March 9, 2006, among the Parent Company, the Borrower, the several Persons from time to time party thereto as Lenders thereunder, and the Administrative Agent, providing for the making of Credit Extensions to the Borrower, as the same may be amended, supplemented or otherwise modified from time to time.
     2. Additionally, each Guarantor, jointly and severally, and absolutely, unconditionally and irrevocably, guarantees the immediate payment in full of any and all of the Guaranteed Obligations of each of the other Loan Parties, including the Borrower (whether or not any of such Guaranteed Obligations are then due or payable by any such other Loan Party), upon the occurrence with respect to such other Loan Party of any of the events specified in paragraph (f) of Section 8.1 of the Credit Agreement, and each Guarantor absolutely, unconditionally and irrevocably, and jointly and severally, promises to pay all of such Guaranteed Obligations to the Secured Parties, or order, on demand, in lawful money of the United States of America.
     3. The Obligations and other liabilities of each Guarantor to the Secured Parties hereunder are unlimited and are in addition to, and independent of, any security or other Collateral for or other guaranties of all or any part of any of the Guaranteed Obligations, whether executed, delivered or granted by such Guarantor, any other Guarantor, any other guarantor or any other Person, and the Obligations and other liabilities of each Guarantor hereunder shall not be affected or impaired by: (a) any direction as to application of any payment by the Borrower or any other Loan Party or by any other Person; (b) any other continuing or other guaranty, undertaking or maximum liability of any guarantor or of any other Person as to all or any part of the Guaranteed Obligations; (c) any payment on or any reduction of any such other guaranty or undertaking; (d) any payment made to any Secured Party on the Guaranteed Obligations which such Secured Party shall repay to the Borrower or to any other Loan Party in any Insolvency Proceeding or other legal proceeding; and each Guarantor hereby irrevocably waives any right to the deferral or modification of any of its Obligations to the Secured Parties hereunder by reason of any such Insolvency Proceeding; (e) any action or inaction by any of the Secured Parties of the kind referred to in Section 6 hereof; or (f) any invalidity, irregularity or unenforceability of all or any part of any of the Guaranteed Obligations of any other Loan Party or of any Collateral or other security therefor.
     4. The Obligations of each Guarantor hereunder are independent of the Obligations of any other Guarantor or any other Loan Party, and a separate action or actions may be brought and prosecuted against any Guarantor, whether or not any action is brought against any other Guarantor, any other Loan Party or any other guarantor of any Loan Party, and whether or not any other Guarantor, any other Loan Party or any other guarantor of any Loan Party, shall be joined in any such action or actions. Each Guarantor irrevocably waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its Obligations or other liabilities hereunder or the enforcement thereof. Any payment by any Loan Party or any other circumstance which operates to toll any statute of limitations as to any Loan Party shall operate to toll the statute of limitations as to each Guarantor. The Guaranty of each Guarantor hereunder is a continuing and irrevocable guaranty, and all of the Guaranteed Obligations and other liabilities to which the Guaranty of each Guarantor hereunder applies or may apply in accordance with the terms hereof shall be conclusively presumed to have been created in reliance on the Guaranty of each such Guarantor.
     5. Each Guarantor hereby irrevocably waives notice of acceptance of this Guaranty Agreement and its Guaranty and notice of any Obligations or other liabilities to which its Guaranty may apply, and also irrevocably waives promptness, diligence, presentment, demand for payment, protest, notice of dishonor or nonpayment of any of such Obligations or other liabilities, suit or the taking of any other action by the Administrative Agent or by any other Secured Parties against, and any other notice to, any Person liable thereon (including such Guarantor, any Loan Party or any other guarantor of any Loan Party).
     6. (a) Each Guarantor hereby irrevocably authorizes the Administrative Agent for the benefit of the Secured Parties at any time and from time to time, in each case, without the consent of, or notice to, such Guarantor, without incurring any responsibility to such Guarantor, and without impairing or releasing any of the Obligations or other liabilities of such Guarantor under this Guaranty Agreement, its Guaranty or any of the Collateral Documents, to, in accordance with the Credit Agreement:
     (i) change the manner, place or terms of payment of, and/or change or extend the time of payment of, or renew, increase, accelerate or alter, all or any part of any of the Guaranteed Obligations (including any increase or decrease in the rates of interest thereon), any Collateral or other security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty of each Guarantor herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered from time to time;
     (ii) take and hold any security or collateral for the payment of all or any part of any of the Guaranteed Obligations, and/or sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any Property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any part of any of the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof;
     (iii) exercise or refrain from exercising any rights or remedies against any other Guarantor, any Loan Party or any other guarantor of any Loan Party;
     (iv) settle or compromise all or any part of any of the Guaranteed Obligations, any Collateral or other security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, or subordinate the payment of all or any part thereof to the payment of any liability of any of the Loan Parties to any of its creditors;
     (v) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any of the Loan Parties to the Secured Parties regardless of what Guaranteed Obligations of any of the Loan Parties shall then remain unpaid;
     (vi) release or substitute any one or more endorsers, guarantors, Guarantors, Loan Parties or any other obligors;

     (vii) consent to or waive any breach of any act, omission or default under this Guaranty Agreement, any of the other Loan Documents or any of the Instruments referred to herein or therein, or otherwise amend, modify, supplement, terminate or cancel any provision of this Guaranty Agreement, any of the other Loan Documents or any of such other Instruments; and/or
     (viii) take any other action which would, under otherwise Applicable Law, give rise to a legal or equitable discharge of such Guarantor from its Obligations or other liabilities under this Guaranty Agreement, its Guaranty or any of the Collateral Documents.
     (b) The Obligations of each Guarantor under this Guaranty Agreement, its Guaranty and the Collateral Documents are absolute, unconditional and irrevocable in every respect and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise impaired or affected by, any of the circumstances or occurrences described or referred to in paragraph (a) of this Section 6 or in Section 17(a) of the Pledge Agreement.
     (c) Each Guarantor hereby absolutely, unconditionally and irrevocably waives, to the extent permitted under Applicable Law, all suretyship and other similar defenses to the payment and performance by such Guarantor of any of its Obligations to the Secured Parties under this Agreement, its Guaranty or any of the Collateral Documents.
     (d) This Guaranty Agreement shall be effective as to, and shall be enforceable by the Administrative Agent against, each Guarantor from and after the execution and delivery by such Guarantor of a counterpart of this Guaranty Agreement. The agreements and Obligations of each Guarantor under this Guaranty Agreement are separate and independent from, and in addition to, the agreements and Obligations of each of the other Guarantors and shall be enforceable by the Administrative Agent against each Guarantor notwithstanding: (i) the failure of any of the other Guarantors to execute and deliver a counterpart of this Guaranty Agreement; (ii) the invalidity, unenforceability or inadmissibility in evidence of this Guaranty Agreement against any one or more of the other Guarantors; (iii) the release by the Administrative Agent of all or any of the other Guarantors from all or any part of their Obligations under this Guaranty Agreement, or the release by the Administrative Agent of all or any part of the Collateral granted by all or any of the other Guarantors to the Administrative Agent under any of the Loan Documents; or (iv) any waiver, termination or cancellation by the Administrative Agent of, or any consent by the Administrative Agent to any departure from, any of the agreements or Obligations of any of the other Guarantors hereunder on any occasion or occasions, or any failure by the Administrative Agent to enforce any of the agreements or Obligations of any of the other Guarantors hereunder on any occasion or occasions.
     7. No failure or delay on the part of any Secured Party in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any other rights or remedies which any Secured Party would otherwise have. No notice to or demand on any

Guarantor in any case shall entitle such Guarantor to any other further notice or demand in any similar or other circumstances or constitute a waiver of the rights of any Secured Party to any other or further action in any circumstances without notice or demand. It is not necessary for any Secured Party to inquire into the capacity or powers of any Guarantor or of any of the officers, directors, or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of any of such powers shall be guaranteed hereunder.
     8. All of the Indebtedness and other obligations or liabilities of the Borrower or of any other Loan Party now or hereafter owing to or held by any Guarantor is hereby irrevocably subordinated to the Guaranteed Obligations of the Borrower or of any such other Loan Party to the Secured Parties; and if the Administrative Agent, while any Event of Default shall be continuing, so requests at any time or from time to time, all of such Indebtedness of the Borrower or of any such other Loan Party to such Guarantor shall be collected, enforced and received by such Guarantor as trustee and in trust for the benefit of the Secured Parties and shall be paid over to the Administrative Agent for and on behalf of the Secured Parties on account of the Guaranteed Obligations of the Borrower or of such other Loan Party to the Secured Parties, but without affecting or impairing in any manner the Obligations and other liabilities of such Guarantor under this Guaranty Agreement. Prior to the transfer by any Guarantor of any promissory note or other Instrument evidencing any of the Indebtedness of the Borrower or of any such other Loan Party to such Guarantor, such Guarantor shall mark such note or other Instrument with a legend that the same is subject to subordination upon the terms contained herein. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Secured Parties that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty Agreement (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) until all of Guaranteed Obligations have been irrevocably paid in full and in cash.
     9. (a) Each Guarantor irrevocably waives any right (except such as shall be required by Applicable Law and cannot be waived) to require the Administrative Agent or any of the other Secured Parties to: (i) proceed against the Borrower, any other Guarantor, any other guarantor of any Loan Party, any other Loan Party or any other Person; (ii) proceed against or exhaust any Collateral or other security received from the Borrower, any other Guarantor, any other guarantor of any Loan Party, any other Loan Party or any other Person; or (iii) pursue any other remedy available to the Administrative Agent or available to any of the other Secured Parties. Each Guarantor irrevocably waives any defense based on or arising out of any defense available to the Borrower, any other Guarantor, any other guarantor of any Loan Party, any other Loan Party or any other Person, other than payment in full in cash to the Secured Parties of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other Guarantor, any other guarantor of any Loan Party, any other Loan Party or any other Person, or based on the unenforceability of any of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or of any other Loan Party, other than payment in full to the Secured Parties of all of the Guaranteed Obligations in cash. The Administrative Agent and the other Secured Parties may, at their election, foreclose on any Collateral or other security held by the Administrative Agent, the Collateral Agent or the other Secured Parties by one or more judicial or nonjudicial sales, whether or not any aspect of any such sale is commercially reasonable, or exercise any other right or remedy that the Administrative Agent or any of the other Secured Parties may have against the Borrower, any other Loan Party or any other Person, or any Collateral or other security, without affecting or impairing in any way the liability of any Guarantor under this Guaranty Agreement or any of the Collateral Documents, except to the extent that the Guaranteed Obligations have been paid in full in cash. Each Guarantor irrevocably waives any defense arising out of any such election by the Administrative Agent or any of the other Secured Parties, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower, any other Loan Party or any other Person, or against any Collateral or other security.
     (b) Each Guarantor irrevocably waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty Agreement or any of the Collateral Documents, and notices of the existence, creation or incurrence of any new or additional Guaranteed Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and Property of the Borrower and of each of the other Loan Parties, and of all other circumstances bearing upon the risk of nonpayment of any of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Secured Parties shall have no duty to advise any Guarantor of any information known to any of the Secured Parties regarding any of such circumstances or risks.
     (c) Until such time as all of the Guaranteed Obligations shall have been paid in full and in cash to the Administrative Agent for the ratable benefit of the Secured Parties, each Guarantor hereby agrees that it shall not exercise any contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Borrower, any other Guarantor or any other Loan Party which such Guarantor may at any time otherwise have as a result of this Agreement, its Guaranty or any of the Collateral Documents or as a result of any payment or other distribution by such Guarantor under this Guaranty Agreement, its Guaranty or any of the Collateral Documents, and each Guarantor shall not exercise any right to enforce any remedies any of the Secured Parties now has or may hereafter have against any of the other Loan Parties. Each Guarantor waives all rights to participate in any security or other collateral now or hereafter held by any of the Secured Parties.
     (d) Each Guarantor acknowledges that, to the extent such Guarantor has or may have certain rights of subrogation or reimbursement against any other Loan Party for claims arising out of this Agreement or any of the Collateral Documents, those rights may be impaired or destroyed if the Administrative Agent elects to proceed against any real property security of any Loan Party by non-judicial foreclosure. That impairment or destruction could, under certain judicial cases and based on equitable principles of estoppel, give rise to a defense by such Guarantor against its Obligations under this Guaranty Agreement, its Guaranty or any of the Collateral Documents. Each Guarantor waives that defense and any others arising from the Lender’s election to pursue non-judicial foreclosure.
     10. In order to induce the Secured Parties to make Credit Extensions pursuant to the Credit Agreement and the other Loan Documents, each Guarantor represents, warrants and covenants that:

     (a) Such Guarantor is duly organized or formed, validly existing and in good standing under the Applicable Laws of the jurisdiction of its incorporation or organization, and has the requisite power and authority to own its Property and to transact the business in which it is engaged and presently proposes to engage.
     (b) Such Guarantor has the requisite power and authority to execute, deliver and carry out the terms and provisions of this Guaranty Agreement and its Guaranty and each of the other Loan Documents to which it is or is to become a party (all as contemplated by the Credit Agreement) and has taken all necessary action to authorize the execution, delivery and performance by it of each of such Loan Documents. Such Guarantor has duly executed and delivered this Guaranty Agreement and each of the other Loan Documents to which it is a party, and each of such Loan Documents constitutes the legal, valid and binding Obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles of general applicability or principles of good faith and fair dealing.
     (c) Neither the execution, delivery or performance by such Guarantor of this Guaranty Agreement or any other Loan Document to which it is or is to become a party (all as contemplated by the Credit Agreement), nor compliance by such Guarantor with the terms and provisions hereof and thereof: (i) will contravene in any material respect any material provision of any Applicable Law, or any order, writ, injunction or decree of any court or other Governmental Authority; (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Collateral Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the Property of such Guarantor pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement or other Instrument to which such Guarantor is a party or by which it or any of its Property is bound or to which it may be subject, or (iii) will violate any provision of the Governing Documents of such Guarantor.
     (d) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic Governmental Authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guaranty Agreement or any of the other Loan Documents to which such Guarantor is or is to become a party (all as contemplated by the Credit Agreement), or (ii) the legality, validity, binding effect or enforceability of this Guaranty Agreement or any of other Loan Documents to which such Guarantor is or is to become a party (all as contemplated by the Credit Agreement).
     11. Each Guarantor covenants and agrees that, from and after the date hereof and until all of the Commitments and all of the other obligations of the Secured Parties to make any extensions of credit to any of the Loan Parties shall have terminated in full, and all of the Guaranteed Obligations shall have been paid and performed in full and in cash, each Guarantor shall perform, observe and comply with each of the covenants contained in Article 6 or Article 7 of the Credit Agreement to the extent that such covenants pertain or otherwise relate to such Grantor.
     12. (a) Each of the Guarantors hereby agrees to pay interest to the Administrative Agent, upon demand by the Administrative Agent upon such Guarantor from time to time, at an annual interest rate which shall accrue at a rate equal to two percent (2%) above the Base Rate (as defined in the Credit Agreement) from time to time in effect, on any and all sums which shall remain unpaid by such Guarantor under this Guaranty Agreement for more than two (2) Business Days after such sums shall have first become due and payable to the Administrative Agent by such Guarantor hereunder.
     (b) Each of the Guarantors hereby further agrees to pay any and all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent or any of the other Secured Parties (including the Attorney Costs for the Administrative Agent or any of the other Secured Parties) in connection with the enforcement or protection of its rights or remedies in connection with this Guaranty Agreement.
     (c) All payments required to be made by each of the Guarantors under this Guaranty Agreement shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by each of the Guarantors hereunder shall be made to the Administrative Agent, for the account of the Secured Parties to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.
     (d) Any and all payments by any of the Guarantors to or on account of any of the Guaranteed Obligations required to be made by the Guarantors hereunder shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided, however, that, if any of the Guarantors shall be required by any Applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from any such payments, then: (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this paragraph (d)), each of the Secured Parties receives an amount equal to the sum it would have received had no such deductions been made; (ii) such Guarantor shall make such deductions; and (iii) such Guarantor shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.
     (e) Notwithstanding anything to the contrary contained in this Guaranty Agreement, the interest paid or agreed to be paid under this Guaranty Agreement shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If any Secured Party shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans, or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by any Secured Party exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations under the Credit Agreement.
     (f) With respect to each payment required to be made hereunder or under any of the Collateral Documents by any Guarantor, each of the Guarantors hereby irrevocably agrees to be bound by the applicable terms of each of Section 2.10, Section 2.11, Section 2.12, Section 2.13, Section 3.1, Section 3.4 and Section 3.5 of the Credit Agreement (as amended and in effect from time to time), with the same full force and effect, in each case, as if each such Section was set forth in full in this Agreement and was applicable, not only to the Obligations of each of the Borrower and the Parent Company, but also to the Obligations of each of the Guarantors to the Secured Parties.
     13. This Guaranty Agreement shall be binding upon each Guarantor and its successors in title and assigns and shall inure to the benefit of the Secured Parties and their successors in title and assigns. Each Secured Party may, in connection with any assignment or other transfer of all or any part of any of the Guaranteed Obligations, assign or transfer to the assignee or transferee of any of such Guaranteed Obligations all or any part of such Secured Party’s rights hereunder. No such assignment or transfer by any Secured Party shall impair or affect any of the Obligations of any of the Guarantors hereunder.
     14. Neither this Guaranty Agreement nor any provision hereof may be changed, waived, discharged or terminated in any manner whatsoever unless in writing duly signed by the Administrative Agent (with the consent of the Required Lenders) or, to the extent required by Section 10.1 of the Credit Agreement, all of the Lenders, and each Guarantor directly and adversely affected thereby (it being understood that the addition or release (in or whole or in part) of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released).
     15. Each Guarantor confirms and acknowledges that an executed copy of each of the Loan Documents has been made available to its principal executive officers and that such officers are familiar with the contents thereof. Each Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of each of the other Loan Parties and all other circumstances bearing upon the risk of nonpayment of any Indebtedness or nonperformance of any Guaranteed Obligations of any Loan Party, warrants to the Secured Parties that it will keep so informed, and agrees that, absent a request for particular information by any such Guarantor, the Secured Parties shall have no duty to advise such Guarantor of information known to the Secured Parties regarding such condition or any such circumstances.
     16. In addition to any other rights or remedies now or hereafter granted by Applicable Law, and not by way of limitation of any such rights or remedies, upon the occurrence and during the continuation of any Event of Default, and regardless of the adequacy of any Collateral, each Secured Party is hereby authorized at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly irrevocably waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time owing by such Secured Party to or for the credit or the account of such Guarantor, against and on account of the Obligations and other liabilities of such Guarantor to such Secured Party under this Guaranty Agreement, irrespective of whether or not such

Secured Party shall have made any demand hereunder and although said Obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured. Each Secured Party acknowledges and agrees that the provisions of this Section 16 are subject to the sharing provisions set forth in Section 2.13 of the Credit Agreement.
     17. All notices and other communications hereunder shall be in writing and shall be delivered or mailed by first class mail, postage prepaid, addressed:
     (a) if to any Guarantor or the Administrative Agent, at such Person’s address set forth underneath its signature below; and
     (b) if to any Secured Party (other than the Administrative Agent), at such address as such Secured Party shall have specified in the Credit Agreement or Specified Swap Agreement;
or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.
     18. If any claim is ever made upon any of the Secured Parties for the repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations, and any of such Secured Parties repays all or any part of such amount by reason of (a) any judgment, decree or order of any court or other Governmental Authority having jurisdiction over such Secured Party or any of its Property, or (b) any settlement or compromise of any such claim effected by such Secured Party with any such claimant (including the Borrower), then, and in any such event, each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding the termination or cancellation of any Note, any Specified Swap Agreement or any other Instrument evidencing any of the Guaranteed Obligations or other liabilities of the Borrower or of any other Loan Party, and such Guarantor shall be and remain liable to such Secured Party hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any of such Secured Parties.
     19. (a) GOVERNING LAW. THIS GUARANTY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     (b) SUBMISSION TO JURISDICTION. EACH OF THE GUARANTORS IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE

FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY AGREEMENT OR IN ANY OTHER COLLATERAL DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT AGAINST ANY OF THE GUARANTORS OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (c) WAIVER OF VENUE. EACH OF THE GUARANTORS IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION 19. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 17. NOTHING IN THIS GUARANTY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
     (e) WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AGREEMENT AND THE OTHER COLLATERAL DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     20. In the event of the Disposition of any Guarantor in compliance with the terms of the Credit Agreement, such Guarantor shall, in connection with such Disposition, be released from this Guaranty Agreement by the Administrative Agent, and, if so released, this Guaranty Agreement shall, as to each such Guarantor, terminate, and have no further force or effect. As used herein, the term “Disposition” shall mean, in relation to any Guarantor (herein called the “Affected Subsidiary”), any event or series of related events (including the Sale or issuance (or series of Sales or issuances) of Equity Interests of the Affected Subsidiary or of any Person which is the direct or indirect parent of the Affected Subsidiary, or any merger, consolidation, recapitalization, reorganization or other transaction or arrangement) as a result of which: (a) the Parent Company, the Borrower and their Subsidiaries shall together cease to own or control, whether legally or beneficially, with power to vote, at least fifty percent (50%) of the voting Equity Interests of the Affected Subsidiary, or (b) the Affected Subsidiary shall otherwise cease to be a direct or indirect Subsidiary of the Parent Company or of the Borrower.
     21. This Guaranty Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same Instrument. A set of counterparts executed by all of the parties hereto shall be lodged with the Borrower and the Administrative Agent.
     22. It is understood and agreed that any Subsidiary of the Parent Company or of the Borrower that is required to become a party to and bound by this Guaranty Agreement pursuant to the Credit Agreement or any of the other Loan Documents shall automatically (without any action on the part of any party hereto) become a Guarantor hereunder by executing a counterpart hereof, or (alternatively) by executing a supplement to this Guaranty Agreement or a joinder agreement, (in each case) in form and substance reasonably satisfactory to the Administrative Agent, and (in each case) delivering the same to the Administrative Agent.
     23. Notwithstanding anything else to the contrary in this Guaranty Agreement, each of the Secured Parties agrees that this Guaranty Agreement may be enforced only by the action of the Administrative Agent, in each case, acting upon the instructions of the Required Lenders, and that no other Secured Parties shall have any right individually to seek to enforce or to enforce this Guaranty Agreement or to realize upon any of the Collateral or other security granted or to be granted by any of the Collateral Documents, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Secured Parties upon the terms of this Guaranty Agreement and the Collateral Documents. It is understood that the agreement of the Secured Parties contained in this Section 23 is among and solely for the benefit of the Secured Parties and that, if the Required Lenders so agree (without requiring the consent of any Guarantor), this Guaranty may be directly enforced by any Secured Party.
     24. Each Guarantor hereby confirms and acknowledges that it is its intention that this Guaranty Agreement, its Guaranty and the Collateral Documents not constitute a fraudulent transfer or fraudulent conveyance for purposes of any bankruptcy, insolvency or other similar Applicable Law, the Uniform Fraudulent Conveyance Act or any similar Federal, state of foreign law. To effectuate the foregoing intention, each Guarantor hereby irrevocably agrees that the Guaranteed Obligations shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or fraudulent conveyance.
     25. EACH GUARANTOR WARRANTS AND AGREES THAT EACH OF THE WAIVERS SET FORTH IN THIS GUARANTY AGREEMENT IS MADE WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE AND CONSEQUENCES AND THAT IF ANY OF SUCH WAIVERS ARE DETERMINED TO BE CONTRARY TO ANY APPLICABLE LAW OR PUBLIC POLICY, SUCH WAIVERS SHALL BE EFFECTIVE ONLY TO THE MAXIMUM EXTENT PERMITTED BY LAW.
     26. This Guaranty Agreement, including, without limitation, the representations, warranties and covenants contained herein, shall become effective on and as of the date hereof when the Administrative Agent, the Parent Company and the Borrower shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent. Except as provided herein, this Guaranty Agreement, and all of the Obligations hereunder of each Guarantor from time to time party hereto, shall be irrevocable and shall not be subject to revocation or termination by any Guarantor at any time with respect to any of the Guaranteed Obligations, whether such Guaranteed Obligations are existing at such time or are incurred, created or arise at any time or times thereafter.
     27. Delivery of the signature pages to this Agreement by facsimile shall be as effective as delivery of manually executed counterparts of this Agreement.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]
***Signature pages to Guaranty Agreement follow***

     IN WITNESS WHEREOF, each of the parties hereto has caused this GUARANTY AGREEMENT to be executed and delivered as of the date first above written.

The Parent Company: NEXTERA ENTERPRISES, INC.
By:	/s/ Michael P. Muldowney
	Name:	Michael P. Muldowney
	Title:	President and CEO

The Borrower: W LAB ACQUISITION CORP.
By:	/s/ Michael P. Muldowney
	Name:	Michael P. Muldowney
	Title:	CEO

Address of Guarantors: c/o Nextera Enterprises, Inc. One Exeter Plaza 699 Boylston Street, 3rd Floor Boston, MA 02116 Attention: Michael Muldowney Telephone: (617) 262-0055 Facsimile: (617) 262-7105

With copy to: Maron & Sandler 1250 Fourth Street, Suite 550 Santa Monica, CA 90401 Facsimile: (310) 570-4901 Attention: Richard V. Sandler, Esq.
**Signature page to Guaranty Agreement**
***Signature page to Guaranty Agreement follows***

The Administrative Agent:

NEWSTAR FINANCIAL, INC. as Administrative Agent
By:	/s/ Mark D. Cordes
	Name:	Mark D. Cordes
	Title:	Managing Director

Address of Administrative Agent:

NewStar Financial, Inc.
500 Boylston Street
Suite 1600
Boston, Massachusetts 02116

Attention: Mark D. Cordes,
Managing Director
Facsimile: 617-848-2510
Telephone: 617-848-4300
**Signature page to Guaranty Agreement**

ANNEX A
LIST OF SUBSIDIARY GUARANTORS

Jurisdiction
Company	and Type
None.